                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 6, 2001


                          ACTIVE IQ TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)



           Minnesota                    0-27968               41-2004369
 (State or Other Jurisdiction         (Commission            (IRS Employer
       of Incorporation)             File Number)         Identification No.)


              601 Carlson Parkway, Suite 1500
                   Minnetonka, Minnesota                        55305
         (Address of Principal Executive Offices)             (Zip Code)



       Registrant's telephone number, including area code: (952) 449-5000




          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to a Stock Purchase Agreement dated June 6, 2001 (the "Purchase Agreement"), by and among the Registrant, Red Wing Business Systems, Inc., a Minnesota corporation, and all of the shareholders of Red Wing Business Systems (the "Sellers"), the Registrant purchased all of the outstanding capital stock of Red Wing Business Systems effective as of June 6, 2001. Prior to the date of the Purchase Agreement, there was no relationship between Red Wing Business Systems or the Sellers and the Registrant or its affiliates, officers and directors or any of their associates. Red Wing Business Systems, which will operate as a wholly-owned subsidiary of the Registrant, produces and sells accounting and financial management software for small to mid-sized businesses, with an emphasis on farm and agricultural producers.

         Pursuant to the Purchase Agreement, in exchange for their shares of capital stock of Red Wing Business Systems, the Sellers received an aggregate of 400,000 shares of the Registrant's common stock (the "Common Shares") and cash in the aggregate of $1,600,000, of which $400,000 was delivered at the closing. Under the Purchase Agreement, the Registrant is obligated to pay the remaining $1,200,000 of cash in three future payments of $400,000 due on the 6-, 12- and 18-month anniversaries of the closing date, respectively. As security for the Registrant's obligations to make the first two future cash payments of $400,000 each, the Registrant granted a security interest in the newly-acquired shares of Red Wing Business Systems to the Sellers pursuant to a pledge agreement by and among the Registrant and the Sellers dated as of June 6, 2001 (the "Pledge Agreement").

         In accordance with the Purchase Agreement, the Registrant is required to file a registration statement covering the Common Shares (the "Registration Statement"). In addition, each Seller entered into a lockup agreement with respect to the Common Shares, pursuant to which 25 percent of the Common Shares will be immediately transferable following the effective date of the Registration Statement and an additional 12.5 percent of the Common Shares shall become available for transfer every 3 months following the effective date of the Registration Statement.

         The foregoing is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein. The Pledge Agreement and the Registrant's press release dated June 6, 2001 announcing the Red Wing Business Systems acquisition, are each filed as Exhibits 10.1 and 99.1, respectively, to this Form 8-K, and are each incorporated herein by reference.

ITEM 5.       OTHER EVENTS.

         As described in the Registrant's Form 8-K filed on May 14, 2001, effective April 30, 2001, MI Merger, Inc., the Registrant's wholly-owned subsidiary, was merged with and into activeIQ Technologies Inc., a Minnesota corporation ("AIQ"), with AIQ as the surviving corporation and a wholly-owned subsidiary of the Registrant. Concurrent with the AIQ merger transaction, the Registrant sold its wholly-owned subsidiary, Meteor Enterprises, Inc., a Colorado corporation, which held, directly or indirectly, substantially all of the Registrant's operating assets. Set forth below in this Item 5 are the financial statements and accompanying notes of AIQ for the quarter ended March 31, 2001.

                          ACTIVEIQ TECHNOLOGIES INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                             MARCH 31,         DECEMBER 31,
                                                                               2001               2000
                                                                            -----------        -----------
                                                                            (UNAUDITED)
                                     ASSETS

Current Assets
     Cash and equivalents                                                   $ 1,132,084        $ 1,349,457
     Accounts receivable-trade                                                    7,134                 --
     Prepaid expenses                                                            73,193             57,285
                                                                            -----------        -----------
         Total current assets                                                 1,212,411          1,406,742

Property and equipment, net                                                     582,274            549,116
Prepaid royalties                                                               500,001            500,001
Other assets, net                                                               233,001            216,072
Goodwill and other intangibles, net                                           1,166,752                 --
                                                                            -----------        -----------
                                                                            $ 3,694,439        $ 2,671,931
                                                                            ===========        ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Bank line of credit                                                    $    95,350        $    97,529
     Accounts payable                                                           320,616            257,509
     Accrued expense                                                             62,596             83,141
     Current portion of capital lease obligations                                24,154             19,058
                                                                            -----------        -----------
         Total current liabilities                                              502,716            457,237

Deferred revenue                                                                306,000            306,000

Capital lease obligations, net of current portion                                54,822             27,158
                                                                            -----------        -----------
         Total liabilities                                                      863,538            790,395

Stockholders' Equity
     Common stock, $.01 par value, 6,666,666 shares authorized,                  45,609             38,359
         4,560,911 and 3,835,911 common shares issued and outstanding
     Additional paid in capital                                               7,658,989          5,633,040
     Stock subscription receivable                                             (312,500)          (312,500)
     Deferred compensation                                                     (140,913)          (172,813)
     Warrants                                                                   170,881            170,881
     Accumulated deficit                                                     (4,591,165)        (3,475,431)
                                                                            -----------        -----------
         Total stockholders' equity                                           2,830,901          1,881,536
                                                                            -----------        -----------

                                                                            $ 3,694,439        $ 2,671,931
                                                                            ===========        ===========


The accompanying notes are an integral part of these condensed consolidated financial statements

                          ACTIVEIQ TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                FOR THE QUARTER ENDED MARCH 31,
                                                ------------------------------
                                                   2001               2000
                                                -----------        -----------
                                                (unaudited)        (unaudited)
Revenues                                        $    35,311        $        --
                                                -----------        -----------

Operating expenses:
     Selling, general and administrative            782,311            287,843
     Depreciation and amortization                  188,984                 --
     Product development                            198,195             86,385
                                                -----------        -----------
         Total operating expenses                 1,169,490            374,228
                                                -----------        -----------

Loss from operations                             (1,134,179)          (374,228)

Other income (expense):
     Interest income                                 23,858                 22
     Interest expense                                (5,413)            (4,844)
                                                -----------        -----------
         Total income or (expense)                   18,445             (4,822)
                                                -----------        -----------

Net loss                                        $(1,115,734)       $  (379,050)
                                                ===========        ===========


Basic and diluted net loss per common share     $     (0.25)       $     (1.01)
                                                ===========        ===========

Basic and diluted weighted average
     outstanding shares                           4,472,300            375,190
                                                ===========        ===========


The accompanying notes are an integral part of these condensed consolidated financial statements

                          ACTIVEIQ TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       FOR THE QUARTER ENDED MARCH 31,
                                                                                      ---------------------------------
                                                                                            2001              2000
                                                                                      ---------------    --------------
                                                                                        (unaudited)        (unaudited)
OPERATING ACTIVITIES:
     Net loss                                                                         $   (1,115,734)    $    (379,050)
     Adjustments to reconcile net loss to
      cash flows from operating activities:
        Depreciation and amortization                                                        188,984                 -
        Deferred compensation expense                                                         31,900                 -
     Changes in operating assets and liabilities:
      Accounts receivable                                                                     (7,134)                -
      Prepaid expenses                                                                       (15,908)                -
      Accounts payable                                                                        45,451           (35,208)
      Accrued expenses                                                                       (20,545)             (507)
      Other assets                                                                           (68,293)                -
                                                                                      ---------------    --------------
        Net cash used in operating activities                                               (961,279)         (414,765)
                                                                                      ---------------    --------------

INVESTING ACTIVITIES:
     Acquisition of Edge Technologies                                                       (308,016)                -
     Purchases of property and equipment                                                     (45,899)         (111,246)
                                                                                      ---------------    --------------
        Net cash used in investing activities                                               (353,915)         (111,246)
                                                                                      ---------------    --------------

FINANCING ACTIVITIES:
     Net decrease in bank line of credit                                                      (2,179)                -
     Cash proceeds from sale of common stock                                               1,100,000           201,000
                                                                                      ---------------    --------------
        Net cash provided by financing activities                                          1,097,821           201,000
                                                                                      ---------------    --------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                            (217,373)         (325,011)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                             1,349,457           409,917
                                                                                      ---------------    --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                              $    1,132,084     $      84,906
                                                                                      ===============    ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                                           $        5,414     $       4,844
     Non-cash financing and investing activities:
        Common stock issued in acquisitions                                           $      933,199     $           -
        Capital lease obligations                                                     $       45,460     $           -



The accompanying notes are an integral part of these condensed consolidated financial statements

ACTIVEIQ TECHNOLOGIES INC.

Notes to condensed consolidated financial statements


NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements have been prepared by activeIQ Technologies Inc. ("the Company" or "ActiveIQ"), in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Registrant's Form 8-K filed on May 14, 2001. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the quarter ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year as a whole.

Nature of Business

The Company was incorporated in Minnesota on April 11, 1996, and was considered a development stage company until January 2001, when it began to recognize revenues as a result of an acquisition (see Note B - Business Combinations). The Company was formed to develop and provide Internet eBusiness application software and services for the small to mid-sized accounting software customers. Since its inception, the Company's efforts have been devoted to the development of its principal product and raising capital.

The Company is in the early stages of introducing its products to the market. During the period required to develop significant revenue, the Company may require additional funds that may not be available. The Company is subject to risks and uncertainties common to growing technology-based companies, including rapid technological change, growth and commercial acceptance of the Internet, dependence on suppliers and users for product, new product development, new product introductions and other activities of competitors, dependence on key personnel, security and privacy issues, dependence on strategic relationships and limited operating history.

Net Loss Per Common Share

Basic and diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the periods presented. The impact of common stock equivalents has been excluded from the computation of weighted average common shares outstanding, as the net effect would be antidilutive.

Software Development Costs

Effective January 1, 1999, the Company implemented Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Pursuant to SOP 98-1, software development costs are expensed during the preliminary project stage. For the three months ended March 31, 2000 and 2001, the Company expensed all software or other development costs as research and development since such costs were incurred during the preliminary project stage.


NOTE B - BUSINESS COMBINATION

On January 16, 2001, the Company completed its merger with privately held Edge Technologies, Incorporated ("Edge"), the creator of a fully integrated eBusiness website service called Account Wizard. The merger was accounted for under the purchase method of accounting with the operations of Edge included in the Company's consolidation as of that date. The former stockholders of Edge received $300,000 in cash and 325,000 shares of the

Company's common stock.

Terms of the merger agreement required an additional cash payment and issuance of stock upon a capital raising event. With the completion of the Meteor Industries, Inc. merger on April 30, 2001, the former stockholders of Edge received the final consideration as specified in the merger agreement of 225,000 shares of the Company's common stock on April 30, 2001, and $400,000 in cash on May 2, 2001, in settlement of the earnout provisions. The additional consideration will be recorded in the quarter ending June 30, 2001.

With closing costs, the total consideration plus the fair value of the net liabilities assumed, after the payment of the earnout on May 2, 2001 discussed above, will be approximately $2,264,000, consisting primarily of goodwill and other intangibles. As of March 31, 2001, $1,302,422 of goodwill had been recorded less $135,670 in amortization expense. The Company is amortizing the acquired goodwill and other intangibles on a straight-line basis over a two-year period.

The accompanying unaudited pro forma condensed results of operations for the three months ended March 31, 2001 and 2000, give effect to the acquisition of Edge, as if such transaction had occurred at the beginning of the period.

The unaudited pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at such date or to project the Company's results of future operations:

                                                    Pro Forma for the Three Months
                                                             Ended March 31
                                                   --------------------------------
                                                      2001                   2000
                                                   ----------             ---------
Revenues                                           $   42,247             $  13,738
Loss from operations                                1,160,377               543,265
Net loss                                            1,141,932               548,087
Basic and diluted net loss per common share        $     0.26             $    0.78


NOTE C - BANK LINE OF CREDIT

The Company had a $200,000 revolving line of credit with a bank which expired May 2000. Outstanding borrowings were $200,000 at December 31, 1999. In June 2000, the Company paid down a portion of the revolving line of credit and refinanced the balance of $100,000 under a term note with the same bank which is due June 2001. The term note requires monthly principal and interest payments of $1,358. Borrowings under the term note accrue interest at prime plus 1 percent (10.00 percent at March 31, 2000) and are personally guaranteed by one of the Company's stockholders. Borrowings totaling $95,350 were outstanding at March 31, 2000. In May 2001, the Company paid off the line of credit.


NOTE D - NONRECOURSE NOTE RECEIVABLE

In October 1999, a director of the Company purchased 8,333 shares of the Company's common stock at $37.50 per share in exchange for a nonrecourse note totaling $312,500. The note is due and payable in full 90 days following the date the individual ceases to be a director of the Company and is recorded as stock subscription receivable on the accompanying balance sheet. In the event that the director ceases to be a member of the Company's board of directors through October 2001, the Company shall have the option to repurchase up to 3,333 shares of the common stock held by the director for $37.50 per share. In March 2001, the director resigned from the board. In June 2001, the Company redeemed 8,333 shares and cancelled the note.


NOTE E - SUBSEQUENT EVENTS

Mergers

On April 30, 2001, the Company completed its merger with Meteor Industries, Inc. Pursuant to an Agreement and Plan of Merger dated as of January 11, 2001, as amended April 27, 2001 (the "Merger Agreement"), by and among Meteor Industries, Inc. (the "Registrant"), activeIQ Technologies Inc., a Minnesota corporation ("AIQ") and MI Merger, Inc., Minnesota corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), AIQ merged with and into Merger Sub (the "Merger"). The surviving corporation in the Merger was renamed AIQ, Inc. In addition, pursuant to the Merger Agreement, the Registrant was reincorporated under Minnesota law by merging with and into AIQ Acquisition Corp., a Minnesota corporation (the "Reincorporation Merger"). The surviving corporation in the Reincorporation Merger was renamed Active IQ Technologies, Inc., a Minnesota corporation. The Registrant's shareholders approved both the Merger and the Reincorporation Merger on March 27, 2001, and both transactions became effective on April 30, 2001. Since the Registrant had only monetary assets and no operations, the merger will be accounted for as the issuance of stock by AIQ in exchange for monetary assets of the

Registrant.

Pursuant to the Merger Agreement, in exchange for shares of AIQ common stock, each stockholder of AIQ common stock is entitled to receive one share of the Registrant's common stock (after giving effect to the reincorporation Merger). At the time of the Merger there were 4,385,911 shares of common stock of AIQ outstanding, excluding 400,000 shares held by the Registrant, which were cancelled upon the effective time of the Merger. In addition to receiving shares of the Registrant's common stock, each of the former AIQ stockholders is entitled to receive a warrant to purchase two shares of the Registrant's common stock for every three shares of AIQ common stock held by such stockholder. The warrants, which expire on April 30, 2006, are exercisable at a price of $5.50 per share. The Registrant may redeem the warrants at a price of $.01 per warrant share upon notice to the holders thereof after the closing price of the Registrant's common stock (as quoted on the Nasdaq Small Cap Market) has averaged $7.50 for 14 consecutive days.

On June 6, 2001, the Company completed its acquisition of Red Wing Business Systems, Inc. ("Red Wing"), a Minnesota corporation. Red Wing, which will operate as a wholly-owned subsidiary of the Company, produces and sells accounting and financial management software for small to mid-sized businesses, with an emphasis on farm and agricultural producers. Pursuant to a Stock Purchase Agreement (the "Agreement") dated June 6, 2001, the Company purchased all of the outstanding capital stock from the shareholders of Red Wing (the "Sellers").

The Sellers received an aggregate of 400,000 shares of the Company's common stock and cash in the aggregate of $1,600,000, of which $400,000 was delivered at the closing. Under the Agreement, the Company is obligated to pay the remaining $1,200,000 of cash in three future payments of $400,000 due on the 6-, 12- and 18-month anniversaries of the closing date. As security for the Company's obligations to make the first two future cash payments of $400,000 each, the Company granted a security interest in the newly-acquired shares of Red Wing to the Sellers pursuant to a pledge agreement by and among the Company and the Sellers dated as of June 6, 2001.

License Agreement

In December 2000, the Company modified its software licensing agreement with one of its stockholders and entered into a reseller arrangement which allows the Company to resell the third party's software. In conjunction with the agreement, the Company paid $150,000 in cash and issued 127,273 shares of common stock valued at $2.75 per share as consideration for a nonrefundable, prepaid minimum royalty. This total amount of $500,001 is recorded as other assets in the accompanying balance sheet. Royalties payable under the reseller agreement will be applied to this balance.

Also in December 2000, the Company signed an agreement with this same stockholder to exchange the Company's $300,000 promissory note and $6,000 of accrued interest for an advance on fees payable upon the resale of the Company's products. Accordingly, such amounts have been recorded as deferred revenue in the accompanying balance sheet.

In April 2001, the Company sold the full right, title and interest in and to the intellectual property of its Content Categorizer to the stockholder for the consideration of $400,000 cash and the satisfaction of the deferred revenue liability.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Pursuant to Item 7(a)(4), financial statements of Red Wing Business Systems, Inc. will be filed by amendment to this Form 8-K on or before August 21, 2001.

         (b)      Pro Forma Financial Information.

                  Pursuant to Item 7(b)(2), pro forma financial information concerning the Registrant's acquisition of Red Wing Business Systems, Inc., as described in Item 2 of this Form 8-K, will be filed by amendment to this Form 8-K on or before August 21, 2001.

         (c)      Exhibits

                  2.1 Stock Purchase Agreement by and between Active IQ Technologies, Inc., Red Wing Business Systems, Inc. and the several shareholders of Red Wing Business Systems, Inc. dated June 6, 2001.

                  10.1 Pledge Agreement by and between Active IQ Technologies, Inc. and the several shareholders of Red Wing Business Systems, Inc. dated June 6, 2001.

                  99.1     Press Release dated June 6, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ACTIVE IQ TECHNOLOGIES, INC.


Date:  June 15, 2001               By:      /s/ Kenneth W. Brimmer
                                      -----------------------------------------
                                          Kenneth W. Brimmer
                                          Chairman, Chief Executive Officer and
                                           Chief Financial Officer

                                  EXHIBIT INDEX


2.1 Stock Purchase Agreement by and between Active IQ Technologies, Inc., Red Wing Business Systems, Inc. and the several shareholders of Red Wing Business Systems, Inc. dated June 6, 2001.

10.1 Pledge Agreement by and between Active IQ Technologies, Inc. and the several shareholders of Red Wing Business Systems, Inc. dated June 6, 2001

99.1     Press Release dated June 6, 2001.


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